Exhibit 16.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

August 10, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 of the Current Report on Form 8-K dated August 10, 2018, of National Art Exchange, Inc. and are in agreement with such statements. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ KCCW Accountancy Corp.

Diamond Bar, California